THIRD AMENDMENT TO LEASE

DATE:	December 17, 2007
PARTIES:	Carlson Real Estate Company, a Minnesota Limited Partnership "Landlord" NVE Corporation, a Minnesota corporation "Tenant"
RECITALS:
A.	By Lease between Glenborough Properties, L.P., a California limited partnership, ("GP") and Nonvolatile Electronics, Inc. ("NEI"), a Minnesota corporation, dated October 1, 1998, and by First Amendment to Lease dated September 18, 2002, and Second Amendment to Lease dated December 1, 2003, by and between Glenborough Fund IX, LLC, a Delaware limited liability company, ("Glenborough") as successor to GP and Tenant as successor to NEI (collectively, the "Lease") relating to approximately 21,362 square feet of space (the "Premises") located in Bryant Lake Business Center, Eden Prairie, Minnesota.

B.	Landlord succeeded to the interest of Glenborough in the Lease and in Premises.
C.	The parties have reached an agreement with respect to the amendment of the Lease which they wish to reduce to writing.
AGREEMENT:
In consideration of the following terms and conditions, the parties agree as follows:
1.	Recitals. The foregoing recitals are true and are incorporated herein.
2.	Effective Date. The "Effective Date" of this Third Amendment to Lease shall be January 1, 2009.
3.	Extension of Lease Term. The term of the Lease is hereby extended, pursuant to all of the terms and conditions of the Lease as amended, for an additional period of seven (7) years, commencing January 1, 2009, and ending December 31, 2015 (the "Extended Term").

4.	Increase in Annual Base Rent. As of the Effective Date, Tenant's Annual Base Rent for the Premises shall be as follows:
Months	Per Square Foot	Monthly Installment	Annual Base Rent
01/01/09-12/31/09	$6.50	$11,571.08	$138,853.00

01/01/10-12/31/10	$6.66	$11,855.91	$142,270.92
01/01/11-12/31/11	$6.83	$12,158.54	$145,902.46
01/01/12-12/31/12	$7.00	$12,461.17	$149,534.00
01/01/13-12/31/13	$7.17	$12,763.80	$153,165.54
01/01/14-12/31/14	$7.35	$13,084.22	$157,010.70
01/01/15-12/31/15	$7.54	$13,422.46	$161,069.48

5.	Landlord Improvement Allowance. Landlord shall pay Tenant a maximum of Two Hundred Thirteen Thousand Six Hundred twenty and 00/100 ($213,620.00) Dollars for Tenant's improvements to the Premises. Said amount shall be payable from Landlord to Tenant at any time after full execution of this amendment provided the following conditions have been fully satisfied:

A.	Landlord has approved all improvements. Landlord's consent shall not be unreasonably withheld. Landlord acknowledges Improvement Allowance will primarily include expansion of and improvements to Tenant's clean room and related mechanical equipment.

B.	All necessary permits and approvals have been obtained from appropriate government authorities.
C.	Tenant is not in default under the terms of the Lease.
D.	Tenant shall have fully completed all of Tenant's improvements and fully paid all bills for labor, materials and services prior to December 31, 2010 and shall provide Landlord with copies of all paid bills together with appropriate lien waivers and any other documentation requested by Landlord.

6.	Termination Right. Provided Tenant is not then in default of this Lease, Tenant shall have the onetime option to cancel the Lease on December 31, 2012 ("Termination Right") by providing Landlord written notice on or before April 1, 2012 (the "Termination Notice"). Additionally, Tenant shall pay Landlord a termination fee equal to the sum of the unamortized balance of leasing commissions and Tenant Improvement costs, using an interest factor of ten percent (10%) per annum plus four (4) months of Annual Base Rent (the "Termination Fee").

The Termination Fee shall be paid by Tenant simultaneously with delivery of the Termination Notice to Landlord. If the Termination Fee is not paid simultaneously with the Termination Notice, the Termination Right shall not be effective and the Lease shall remain in full force and effect.

7.	Counterparts/Facsimile Signatures. This Third Amendment to Lease may be signed in counterparts, and all counterpart signature pages when taken together shall constitute one and the same instrument. This Third Amendment to Lease may be executed and delivered by facsimile signature for execution on the part of one or more parties hereto and upon one party sending via facsimile to another party a facsimile copy of a signature page showing the sending party's execution or signature, the sending party shall be bound by such signature or execution.
8	Interpretation of Third Amendment to Lease. In the event of any conflict between the Lease and this Third Amendment to Lease, the terms of this Third Amendment to Lease shall control. Except as expressly amended, supplemented or modified by this Third Amendment to Lease, the Lease shall continue in full force and effect. All capitalized terms contained in this Third Amendment to Lease, unless specifically defined herein, shall have the meaning ascribed to them in the Lease.

9.	Binding Effect. This Third Amendment to Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.
IN WITNESS WHEREOF, Landlord and Tenant have caused this Third Amendment to Lease to be executed as of the day and year first above written.
CARLSON REAL ESTATE COMPANY, A MINNESOTA LIMITED PARTNERSHIP
By Carlson Real Estate Company, Inc. Its Agent
By	/s/ MARK G. HERREID Mark G. Herreid Its Senior Vice President and CFO
By	/s/ MATT VAN SLOOTEN Matt Van Slooten Its President
NVE CORPORATION, A MINNESOTA CORPORATION
By	/s/ DANIEL BAKER Daniel Baker Its President and CEO